Exhibit 23.3

Consent of Ascend, a Flightglobal Advisory Service,

part of Reed Business Information Limited (“Ascend”)

Reference is made to the data that was downloaded pursuant to Ascend subscription and data on the percentage of widebody aircraft on lease which Ascend has prepared for Intrepid Aviation Limited, a Bermuda exempted company (the ‘Intrepid’), (the “Report”).

Ascend hereby consents to the inclusion of references to its name and references to, and information derived from, the Report, in the Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”), which is being filed by Intrepid, and in the prospectus contained therein, including, but not limited to the references under the headings “Summary,” “Industry” and “Business” in the Registration Statement.

Dated: September 18, 2014

Ascend, a Flightglobal Advisory Service, part of Reed Business Information Limited

By:	/s/ Philippa Edwards
Name:	Philippa Edwards
Title:	Executive Director, Operations